Exhibit 11(b)
                  CERTIFICATION PURSUANT TO SECTION 906 OF THE
                               SARBANES-OXLEY ACT

Pursuant to 18 U.S.C. 1350, each of the undersigned, being the Principal Executive Officer and Principal Financial Officer of Sequoia Fund, Inc. (the "Registrant"), hereby certifies that, to the best of such officer's knowledge, the Registrant's report on Form N-CSR for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of, and for, the periods presented in the Report.

Date:  February 27, 2004


By:    /s/ Robert D. Goldfarb
       ------------------------------
       President and Principal Executive Officer

By:    /s/ Joseph Quinones, Jr.
       ------------------------------
       Vice President, Secretary and Treasurer

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.








69900.0020 #466936